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                                                                  Exhibit 23

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of CFS Bancorp, Inc., pertaining to the Citizens Financial Services, FSB Employee's Savings & Profit Sharing Plan and Trust, of our report dated January 30, 1998, with respect to the consolidated financial statements of Citizens Financial Services, FSB for the year ended December 31, 1997, included in the Registration Statement (Form S-1 No. 333-48689) of CFS Bancorp, Inc., filed with the Securities and Exchange Commission.

                                               /s/Ernst & Young LLP


Chicago, Illinois
August 21, 1998